EXHIBIT 32

CERTIFICATION

By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Third Century Bancorp.

Signed this 21th day of March, 2007.

/s/ Robert D. Heuchan	/s/ Debra K. Harlow
Robert D. Heuchan	Debra K. Harlow
President and Chief Executive Officer	Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Third Century Bancorp and will be retained by Third Century Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.